Exhibit 99.1

EMPLOYMENT SEPARATION

AGREEMENT AND RELEASE

This Employment Separation Agreement and Release (the “Agreement”) dated as of January 23, 2017 (the “Effective Date”), is entered into by and among Banc of California, Inc., a Maryland corporation (the “Corporation”), Banc of California, N.A., a national banking association (the “Bank”), and Steven A. Sugarman (“Executive” and, together with the Corporation and the Bank, the “Parties”).

W I T N E S S E T H:

WHEREAS, Parties are party to an amended and restated employment agreement dated as of March 24, 2016 (the “Employment Agreement”); and

WHEREAS, the Parties wish to set forth certain promises, agreements, and understandings in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and for other good and valuable consideration, the legal sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1.    Termination of Employment and Other Positions and Payments and Benefits.

(a)    Notwithstanding anything to the contrary in this Agreement, Executive’s employment with the Corporation and the Bank will terminate on the Effective Date. As of the Effective Date, Executive is relieved of all duties and responsibilities for the Corporation, the Bank and their respective affiliates (collectively, the “Affiliated Entities”), and Executive shall not have the authority to bind the Affiliated Entities, or any of them. As of the Effective Date, Executive shall cease to hold, and be deemed to have resigned from, any and all titles, positions and appointments Executive holds with the Corporation, the Bank and any of their respective affiliates, whether as an officer, director, employee, trustee, committee member or otherwise. Executive agrees to execute any documents reasonably requested by the Corporation or the Bank in connection with the actions contemplated by the preceding sentence. As used in this Agreement, the term “affiliate” shall include any company controlled by, controlling, or under common control with the Corporation or the Bank, as applicable.

(b)    Subject to Executive’s execution and delivery of and compliance with the terms of this Agreement (including, without limitation, the release it contains in Section 5), and subject to Executive not exercising his right to revoke pursuant to Section 15, Executive shall receive the following:

(i)     the Corporation shall pay to Executive his 2016 annual bonus in the amount of $1,500,000 (less applicable tax withholdings) on January 31, 2017;

(ii)    the Corporation shall pay to Executive $1,040,000 (less applicable tax withholdings) on January 31, 2017;

(iii)    the Corporation shall pay to Executive $360,000 (less applicable tax withholdings) on the first payroll date after the six month anniversary of the Effective Date;

(iv)    the Corporation shall pay to Executive $1,350,000 (less applicable tax withholdings), payable in equal installments through the twelfth month following the date of termination (with each installment being of an amount equal to the installments that would have been paid pursuant to Section 5(a)(ii) of the Employment Agreement (other than the final installment which shall simply reflect the remainder of the aggregate payment amount)) in accordance with the Corporation’s normal payroll policies, with the first installment commencing on the second first payroll date following the six month anniversary of the Effective Date;

(v)    Any equity-based awards granted to the Executive, including Executive’s unvested restricted stock granted pursuant to the restricted stock award on April 26, 2016 and the unvested portion of the stock appreciation rights granted in connection with the closing of the offering of Tangible Equity Units on May 21, 2014, shall vest and become free of restrictions immediately, and any stock options or stock appreciation rights granted to the Executive shall be exercisable for the remainder of their term, without regard to any provisions relating to earlier termination of the stock options or stock appreciation rights based on termination of employment.

(vi)    For the three-year period following the Effective Date, the Company shall continue to provide medical and dental benefits to the Executive and his eligible dependents as if the Executive remained an active employee of the Company;

(vii)    To the extent not theretofore paid or provided, the Company shall timely pay or provide to the Executive any other amounts or benefits required to be paid or provided or which the Executive is eligible to receive under any plan, program, policy, or practice or contract or agreement of the Affiliated Entities through the Effective Date (such other amounts and benefits shall be hereinafter referred to as the “Other Benefits”).

(c)    Notwithstanding anything herein to the contrary, the compensation and benefits provided under this Agreement are subject to modification, solely to the minimum extent necessary to comply with the “Final Interagency Guidance on Sound Incentive Compensation Policies” issued on an interagency basis by the Federal Reserve System, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation and the Office of Thrift Supervision, effective June 25, 2010, or any amendment, modification, or supplement thereto, which shall be deemed to include, without limitation, any rules adopted pursuant to Section 956 of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

(d)    Executive acknowledges that, regardless of executing this Agreement, the the Affiliated Entities have paid him all compensation earned through the Effective Date and have reimbursed him for all reasonable business expenses incurred through the Effective Date (except for those unpaid expenses subject to his indemnification agreement which is attached as Exhibit 10.25 to the Corporation’s 2015 Form 10-K (“Indemnification Agreement”) and other rights to indemnification and advancement of expenses, specifically the fees and expenses of his counsel at Latham & Watkins and advisors hired by Latham & Watkins). Other than the payments and benefits specifically set forth in this Agreement or and reimbursement of Executive’s business expenses that have not been reimbursed by the Corporation as of the Effective Date that were incurred by Executive prior to the Effective Date in accordance with applicable Corporation policy and submitted within 30 days hereof after the Effective Date, Executive agrees that none of the Affiliated Entities owes Executive (and Executive shall not become entitled to) any additional vesting, payments, compensation, remuneration, bonuses, incentive payments, benefits, stock options, warrants, stock appreciation rights, restricted stock, restricted stock units, severance, reimbursement of expenses, or commissions of any kind whatsoever, or other similar compensation, including any obligations owed to Executive under any employment agreement, offer letter or otherwise; provided, however, that the foregoing shall not extend to the following: (i) any benefits vested under the Banc of California, Inc. 401(k) Plan, and (ii) Executive’s rights under the Indemnification Agreement, and other rights to indemnification and advancement of expenses in accordance with the Corporation’s certificate of incorporation, bylaws or other corporate governance document, or any applicable insurance policy. The Corporation and its Board shall take no action to reduce the indemnification rights of the Executive pursuant to any existing document, policy, agreement or otherwise and shall ensure all advancement and reimbursement is paid timely and in no event more than 20 business days after submission.

2.    Return of Property. On or before January 30, 2017, Executive agrees to return to the Corporation any and all files or other property of the Affiliated Entities (said property includes, but is not limited to, financial reports and statements, projections, forecasts, balance sheets, income statements, budgets, actual or prospective client lists, investor reports, books, reports to directors, minutes, resolutions, certificates, bank account numbers, passwords, credit cards, computers, laptops, cellular or other telephones, Blackberrys, calculators, identification and security cards, beepers, keys, deeds, contracts, office equipment and supplies, records, computer discs, emails and other electronic files) without retaining any copies or extracts thereof; provided, however, Executive shall be entitled to have transferred to a personal phone or other personal device all personal information and communications including contact listscontained on his work cellphone, Blackberry, computer or similar device, provided that no other information is transferred.

3.    Obligations. Executive agrees to respond to requests from the Corporation and its counsel for information needed to prepare such operational, financial and other reports, filings and documents that relate to the time period during which Executive provided services to the Corporation and the Bank or to the termination of his services.

4.    Clawback and Restrictive Covenants. Executive acknowledges and agrees that the clawback provisions in Section 3(b)(iv) of the Employment Agreement and the confidential information and non-solicitation covenants in Section 8 of the Employment Agreement remain in full force and effect in accordance with the terms thereof. Notwithstanding anything to the contrary in the Employment Agreement or this Agreement, nothing in Section 8 of the Employment Agreement or this Agreement is intended to prohibit or prohibits Executive from reporting alleged violations of law to an appropriate government agency. In addition, Executive is hereby notified that 18 U.S.C. § 1833(b) states as follows:

“An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that—(A) is made—(i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.”

Accordingly, notwithstanding anything to the contrary in this Agreement, Executive understands that he has the right to disclose in confidence trade secrets to federal, state, and local government officials, or to an attorney, for the sole purpose of reporting or investigating a suspected violation of law. Executive understands that he also has the right to disclose trade secrets in a document filed in a lawsuit or other proceeding, but only if the filing is made under seal and protected from public disclosure. Executive understands and acknowledges that nothing in this Agreement is intended to conflict with 18 U.S.C. § 1833(b) or create liability for disclosures of trade secrets that are expressly allowed by 18 U.S.C. § 1833(b).

5.    Releases.

(a)    In consideration for the payments and benefits to be provided to Executive under this Agreement, Executive for himself, his heirs, administrators, representatives, executors, successors, and assigns (collectively “Releasors”) does hereby irrevocably and unconditionally release, acquit and forever discharge the Affiliated Entities and their respective predecessors and successors and their respective, current and former, trustees, officers, directors, partners, shareholders, agents, employees, attorneys, consultants, independent contractors, and representatives (collectively, “Releasees”), and each of them from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, remedies, actions, causes of action, suits, rights, demands, costs, losses, debts, and expenses (including attorneys’ fees and costs) of any nature whatsoever, known or unknown, whether in law or equity and whether arising under federal, state, or local law (“Claims”), including without limitation, Claims for personal injury, Claims for breach of any implied or express contract or covenant, Claims for promissory estoppel, Claims failure to pay wages, benefits, vacation pay, severance pay, attorneys’ fees, or any compensation of any sort; failure to grant equity or allow equity to vest, defamation, Claims for wrongful termination, public policy violations, defamation, interference with contract or prospective economic advantage, invasion of privacy, fraud, misrepresentation, emotional distress, breach of fiduciary duty, breach of the duty of loyalty or other common law or tort causes of action; Claims of harassment, retaliation or discrimination based upon race, color, sex, national origin, ancestry, age, disability, handicap, medical condition, religion, marital status, or any other protected class or status under federal, state, or local law; Claims arising under or relating to employment, employment contracts; unlawful effort to prevent employment, or unfair or unlawful business practices, including without limitation all claims arising under Section 806 of the employee protection provisions of the Sarbanes-Oxley Act of 2002, 18 U.S.C.A. §1514A; the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, 15 U.S.C. § 78o; Title VII of the Civil Rights Act of 1964 (“Title VII”); the Civil Rights Act of 1991; the Civil Rights Acts of 1866 and/or 1871, 42 U.S.C. Section 1981; the Americans With Disabilities Act of 1990 (“ADA”), 42 U.S.C § 12101 et seq.; the Age Discrimination in Employment Act (“ADEA”), 29 U.S.C. § 621 et seq.,; the Older Workers Benefits Protection Act (“OWBPA”); the Family Medical Leave Act, 29 U.S.C. § 2601 et seq.; the California Labor Code, including without limitation section 1102.5 of the Labor Code; the California Fair Employment and Housing Act (“FEHA”), Cal. Gov. Code § 12940 et seq.; the Occupational Safety and Health Act (“OSHA”), 29 U.S.C. § 651 et seq. or any other health/safety laws, statutes or regulations; the Employee Retirement Income Security Act of 1974 (“ERISA”), 29 U.S.C. § 1001 et seq.; the Internal Revenue Code; the California Family Rights Act (“CFRA”), Cal. Gov. Code § 12945 et seq.; including any amendments to or regulations promulgated under these statutes and including the similar laws of any other states, any state human rights act, or any other applicable federal, state or local employment statute, law or ordinance, which Executive and Releasors had, now have, or may have in the future against each or any of the Releasees arising out of acts or omissions occurring from the beginning of the world until the date hereof.

(b)    Executive understands and agrees that the release set forth in Section 5(a) above does not in any way affect the rights and obligations of the Parties created under this Agreement and the rights of either party to take whatever steps may be necessary to enforce the terms of this Agreement or to obtain appropriate relief in the event of any breach of the terms of this Agreement. The parties agree that, notwithstanding the generality of Section 5(a), this Agreement does not release Executive’s rights to (i) any benefits vested under the Banc of California, Inc. 401(k) Plan, (ii) Executive’s rights to indemnification and advancement of expenses in accordance with the Corporation’s certificate of incorporation, bylaws or other corporate governance document, the Indemnification Agreement, or any applicable insurance policy, and (iii) any right that cannot be released by private agreement. Executive represents that, except for anonymous whistleblower complaints filed with the SEC or other similar regulatory agencies, the Releasors have not initiated, filed, or caused to be filed any Released Claims against any of the Releasees. Executive further agrees not to initiate, file, cause to be filed, or otherwise pursue any Released Claims, either as an individual on his own behalf or as a representative, member or shareholder in a class, collective or derivative action. Executive acknowledges that the release set forth in Section 5(a) does not prohibit Executive from challenging the validity of the waiver of Executive’s claims under the ADEA as contained in Section 5(a) of this Agreement (but no other portion of such waiver) or from filing a charge with or participating in an investigation by a governmental administrative agency or reporting alleged violations of law to an appropriate government agency; provided, however, that, except with respect to the Securities and Exchange Commission, Executive hereby waives any right to receive any monetary award resulting from such a charge or investigation and provided further that Executive agrees not to encourage any person, including any current or former employee of the Affiliated Entities, to file any kind of Claim whatsoever against any of the Affiliated Entities..

(c)    In consideration for Executive’s obligations under this Agreement the Affiliated Entities and their representatives, successors, and assigns (collectively “Bank Releasors”) do hereby irrevocably and unconditionally release, acquit and forever discharge Executive for himself, his heirs, administrators, representatives, executors, successors, and assigns (collectively, “Bank Releasees”), and each of them from any and all Claims the Bank Releasors had, now have, or may have in the future against each or any of the Bank Releasees arising from acts or omissions occurring from the beginning of the world until the date hereof.

(d)    Each of Affiliated Entities understands and agrees that the release set forth in Section 5(d) above does not in any way affect the rights and obligations of the Parties created under this Agreement and the rights of either party to take whatever steps may be necessary to enforce the terms of this Agreement or to obtain appropriate relief in the event of any breach of the terms of this Agreement. The parties agree that, notwithstanding the generality of Section 4(c), this Agreement does not release any right that cannot be released by private agreement. The Bank and the Corporation represent that, except for anonymous whistleblower complaints filed with the SEC or other similar regulatory agencies, the Bank Releasors have not initiated, filed, or caused to be filed any Released Claims against any of the Bank Releasees. The Affiliated Entities further agrees not to initiate, file, cause to be filed, or otherwise pursue any Released Claims, either as an individual on its own behalf or as a representative, member in a class, collective or derivative action. The Affiliated Entities acknowledge that the release set forth in Section 5(c) does not prohibit any of them from filing a charge with or participating in an investigation by a governmental administrative agency or reporting alleged violations of law to an appropriate government agency; provided, however, that, except with respect to the Securities and Exchange Commission, the Bank, the Affiliated Entities hereby waive any right to receive any monetary award resulting from such a charge or investigation and provided further that the Affiliated Entities agree not to encourage any person to file any kind of Claim whatsoever against Executive or any of the Bank Releasees.

(e)    Executive and the Affiliate Entities acknowledge that he and they are aware of the provisions of California Civil Code, Section 1542, which reads as follows:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.”

Executive and the Affiliated Entitities hereby expressly give up all the benefits of Section 1542 and of any other similar law of this or any other jurisdiction, except as expressly provided herein.

6.    No Admission of Liability. Executive acknowledges and agrees that any payments or benefits provided to Executive under the terms of this Agreement do not constitute an admission by any of the Affiliated Entities that they have violated any law or legal obligation with respect to any aspect of Executive’s employment with the Corporation.

7.    Standstill. Executive agrees that during the Standstill Period (as hereinafter defined):

(a)    Executive will not, and will cause his Affiliates (as hereinafter defined) not to, directly or indirectly, acquire Beneficial Ownership (as hereinafter defined) of any shares of common stock or common stock equivalents or the Corporation, in each case, now or hereafter outstanding (collectively, “Securities”) without the consent of the Corporation, if the effect of such acquisition would be to increase the aggregate Beneficial Ownership of Securities of Executive to greater than 4.99% of the total number of shares of Company common stock then outstanding (the “Percentage Limitation”); provided, that the foregoing limitation shall not apply to Executive’s acquisition of common stock pursuant to the exercise of the stock options granted to him or the vesting of any stock options, SARs, or equity he currently holds. In addition, Executive will not, and will cause his Affiliates not to, make any public announcement with respect to, or submit any proposal for or with respect to (i) the acquisition of Beneficial Ownership of any Securities if the effect of such acquisition would be to cause the Beneficial Ownership of Executive and his Affiliates to exceed the Percentage Limitation. For purposes of this Section, the term “Affiliates” shall have the meaning set forth in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and “Beneficial Ownership” shall be determined in accordance with Rule 13d-3 under the Exchange Act.

(b)    Without the express prior written approval of the Board of Directors of the Corporation (the “Board”), Executive will not, and will cause his Affiliates not to, directly or indirectly, solicit proxies or initiate, propose or become a “participant” in a “solicitation” (as such terms are defined in Regulation 14A under the Exchange Act), in opposition to any matter that has been recommended by a majority of the members of the Board or in favor of any matter that has not been approved by the Board or seek to advise, encourage or influence any “person” (as such term is used in Section 13(d) and 14(d) of the Exchange Act, “Person”) with respect to the voting of Securities in such manner, or initiate, or induce or attempt to induce any Person to initiate, any shareholder proposal relating to the Corporation.

(c)    Without the express prior written approval of the Board, Executive will not, and will cause his Affiliates not to, join a consortium, partnership, limited partnership, syndicate or other “group” (within the meaning of Section 13(d)(3) of the Exchange Act), or otherwise act in concert with any Person, for the purpose of acquiring, holding, voting or disposing of Securities, or for any other purpose which would require disclosure under Item 4 of Schedule 13D adopted by the Securities and Exchange Commission under the Exchange Act.

(d)    The “Standstill Period” shall commence on the Date of Termination and shall terminate on July 1, 2018.

8.    Entire Agreement. The Parties each represent and warrant that no promise or inducement has been offered or made except as herein set forth and that the consideration stated herein is the sole consideration for this Agreement. This Agreement is a complete and entire agreement and states fully all agreements, understandings, promises and commitments as between the Affiliated Entities and Executive and as to the termination of their relationship; this

Agreement supersedes and cancels any and all other negotiations, understandings and agreements, oral or written, respecting the subject matter hereof, including any prior employment agreements between the Affiliated Entities and Executive, including but not limited to the Employment Agreement, except as otherwise set forth in this Agreement. This Agreement may not be modified except by an instrument in writing signed by the party against whom the enforcement of any waiver, change, modification, or discharge is sought.

9.    No Transfer. Executive represents and warrants that Executive has not sold, assigned, transferred, conveyed or otherwise disposed of to any third party, by operation of law or otherwise, any action, cause of action, suit, debt, obligations, account, contract, agreement, covenant, guarantee, controversy, judgment, damage, claim, counterclaim, liability or demand of any nature whatsoever relating to any matter covered by this Agreement.

10.    Assignability, Successors, Choice of Law. This Agreement is personal to Executive and Executive may not assign, pledge, delegate or otherwise transfer to any person or entity any of Executive’s rights, obligations or duties under this Agreement; provided, however, that Executive shall not be precluded from designating in writing one or more beneficiaries to receive any amount that may be payable after Executive’s death and shall not preclude the legal representative of Executive’s estate from assigning any right hereunder to the person or persons entitled thereto. This Agreement shall be binding upon and shall inure to the benefit of, and shall be enforceable by, Executive, Executive’s heirs and legal representatives and the Corporation, the Bank, and their respective successors and assigns. This Agreement shall be governed by, construed in accordance with, and enforced pursuant to the laws of the State of California without regard to principles of conflict of laws.

11.    Enforceability. The failure of either party at any time to require performance by the other party of any provision hereunder will in no way affect the right of that party thereafter to enforce the same, nor will it affect any other party’s right to enforce the same, or to enforce any of the other provisions in this Agreement; nor will the waiver by either party of the breach of any provision hereof be taken or held to be a waiver of any prior or subsequent breach of such provision or as a waiver of the provision itself.

12.    Counterparts. This Agreement may be executed in counterparts, each of which together constitute one and the same instrument. Signatures delivered by facsimile or email PDF shall be effective for all purposes.

13.    Notices. All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other parties or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to Executive: Manny Abascal, Latham & Watkins, 355 S. Grand Ave., Los Angeles, CA 90071 and At the most recent address on file at the Corporation.

If to the Corporation:

Banc of California, Inc.

18500 Von Karman Ave, Suite 1100

Irvine, California 92612

Attention: General Counsel

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

14.    Nonadmissibility. To the extent permitted by applicable law, nothing contained in this Agreement, or the fact of its submission to Executive, shall be admissible evidence against the Corporation in any judicial, administrative, or other legal proceeding (other than in an action for breach of this Agreement).

15.    OWBPA; Meaning of Signing This Agreement. By signing this Agreement, Executive expressly acknowledges and agrees that (a) Executive has carefully read it, and fully understands what it means; (b) Executive has been advised in writing to discuss this Agreement with an independent attorney of Executive’s own choosing before signing it and has had a reasonable opportunity to confer with Executive’s attorney and has discussed and reviewed this Agreement with Executive’s attorney prior to executing it and delivering it to the Corporation; (c) Executive has been given twenty-one (21) calendar days to consider this Agreement and understands that he may execute the Agreement in fewer than 21 days if he chooses; (d) Executive has had answered to Executive’s satisfaction any questions Executive has with regard to the meaning and significance of any of the provisions of this Agreement; () Executive has agreed to this Agreement knowingly and voluntarily of Executive’s own free will and was not subjected to any undue influence or duress, and assents to all the terms and conditions contained herein, including his waiver and release of all Claims under the ADEA, with the intent to be bound hereby; (f) in consideration of Executive’s promises contained in this Agreement, he is receiving consideration beyond that to which he is otherwise entitled, including, without limitation, the consideration set forth in Section 1(b), above; (g) Executive may revoke Executive’s waiver and release of Claims under the ADEA within seven (7) calendar days after Executive signs this Agreement by sending a written Notice of Revocation to the address of the Corporation as set forth in Section 13 above; and (h) except for Executive’s waiver and release of Claims under the ADEA, which shall not become effective or enforceable as to any Party until the date upon which the revocation period has expired without revocation by Executive, this Agreement shall become effective on the Effective Date. Executive understands and agrees that modifications or amendments to this Agreement will not restart the twenty-one (21) day consideration period set forth in this Section 15. For avoidance of doubt, if Executive revokes his waiver and release of Claims under the ADEA pursuant to the preceding sentence, the Corporation will not make any of the payments or provide any of the benefits set forth in Section 1(b) of this Agreement.

16.    No Construction Against Drafter.    No provision of this Agreement or any related document will be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured or drafted such provision.

17.    Compliance with Section 409A. The Parties acknowledge and agree that, to the extent applicable, this Agreement shall be interpreted in accordance with, and the Parties agree to use their best efforts to achieve timely compliance with, Section 409A of the Code and the

Department of Treasury Regulations and other interpretive guidance issued thereunder (“Section 409A”), including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of this Agreement to the contrary, in the event that the Corporation and Executive determine that any provision of this Agreement would subject Executive to any additional tax or interest under Section 409A, then the Corporation and Executive shall cooperate in reforming such provision to the extent such reform will mitigate the amount of taxes incurred by Executive under Section 409A while maintaining, to the maximum extent practicable, the original intent of the applicable provision. Any payments that, under the terms of this Agreement, qualify for the “short-term” deferral exception under Treasury Regulations § 1.409A-1(b)(4), the “separation pay” exception under Treasury Regulations § 1.409A-1(b)(9)(iii), or any other exception under Section 409A will be paid under the applicable exceptions to the greatest extent possible. Notwithstanding the foregoing, the Corporation and the Bank make no representation or covenant to ensure that the payments and benefits under this Agreement are exempt from, or compliant with, Section 409A.

18.    Taxes. Notwithstanding any other provision of this Agreement to the contrary, the Affiliated Entities may withhold from all amounts payable or provided under this Agreement all federal, state, local and foreign taxes that are required to be withheld pursuant to any applicable laws and regulations. Executive shall be responsible for the payment of Executive’s portion of any and all required federal, state, local and foreign taxes incurred, or to be incurred, in connection with any amounts payable or provided under this Agreement.

(signature page follows)

IN WITNESS WHEREOF, the Parties have executed and delivered this Employment Separation Agreement and Release as of the day and year set forth below.

BANC OF CALIFORNIA, INC.

By:	/s/ John Grosvenor
Name:	John Grosvenor
Title:	General Counsel

BANC OF CALIFORNIA, N.A.

By:	/s/ John Grosvenor
Name:	John Grosvenor
Title:	General Counsel

EXECUTIVE

/s/ Steven A. Sugarman
Steven A. Sugarman

(signature page to Employment Separation Agreement and Release)

11